October 21, 2026

HNO International, Inc.

41558 Eastman Drive, Suite B

Murrieta, California 92562

Re: HNO International, Inc. – Offering Statement on Form 1-A/A

Ladies and Gentlemen:

We have acted as counsel to HNO International, Inc., a Nevada corporation (the “Company”), in connection with the Offering Statement on Form 1-A/A (the “Form 1-A/A”), including the accompanying offering circular (the “Offering Circular”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Tier 2 of Regulation A (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Form 1-A/A relates to the proposed offer and sale by the Company of up to 450,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and such shares, the “Offered Shares”), at a price of $0.002 per share, for aggregate gross proceeds of up to $900,000 (the “Offering”). This opinion is furnished at your request for filing as an exhibit to the Form 1-A/A.

Documents Examined

In connection with rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.	the Articles of Incorporation of the Company, together with all amendments thereto (collectively, the “Articles”);

2.	the Bylaws of the Company, as currently in effect (the “Bylaws”);

3.	the current entity information for the Company maintained by the Secretary of State of the State of Nevada;

4.	the Form 1-A/A and the accompanying Offering Circular;

5.	the Unanimous Written Consent of the Board of Directors of the Company dated October 19, 2026 (the “Board Consent”);

6.	the capitalization records and information of the Company upon which we have relied for purposes of this opinion; and

7.	such other corporate records, documents and instruments as we have deemed necessary or appropriate as a basis for the opinion set forth below.
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As to factual matters material to this opinion, including matters concerning the Company’s capitalization and corporate records, we have relied, without independent investigation or verification, upon the records of the Company, certificates of public officials and representations of officers of the Company that we have deemed appropriate.

Board Authorization

In rendering this opinion, we have expressly relied upon the Board Consent, pursuant to which the Board of Directors of the Company approved and authorized, among other things: (a) the Offering; (b) the issuance and sale of up to 450,000,000 Offered Shares; (c) the offering price of $0.002 per Offered Share; (d) the Form 1-A/A and the Offering Circular; and (e) the filing of the Form 1-A/A and related offering materials with the Commission. The Board Consent further expressly determines that $0.002 per share constitutes adequate consideration for the Offered Shares and that the Offered Shares, when issued and delivered against payment in full of the purchase price therefor, will be validly issued, fully paid and non-assessable.

Corporate Authority

Based upon our review of the Articles and the current entity information maintained by the Secretary of State of the State of Nevada, the Company is a corporation organized under the laws of the State of Nevada, and its authorized capital stock consists of 985,000,000 shares of Common Stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share. The Articles authorize a sufficient number of shares of Common Stock to permit the issuance of the 450,000,000 Offered Shares. We express no opinion with respect to the Company’s preferred stock, which is referenced herein solely to describe the Company’s authorized capitalization.

Assumptions

In our examination and in rendering this opinion, we have assumed, without independent verification: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies; (c) the genuineness of all signatures; (d) the legal capacity of all natural persons; (e) the authenticity of all certificates of public officials and other official records; (f) the accuracy and completeness of all factual matters contained in the records, certificates and representations upon which we have relied; (g) the due authorization, execution and delivery of all documents by parties other than the Company; (h) that each subscription agreement and other document relating to the purchase of the Offered Shares will be duly authorized, executed and delivered by the parties thereto and will constitute the valid and binding obligation of such parties, it being understood that we express no opinion as to the enforceability of any such agreement; (i) that the Company will receive the full consideration required for each Offered Share, which shall be not less than the par value thereof; (j) that the Offered Shares will be issued and sold in accordance with the Form 1-A/A, the Offering Circular and the applicable subscription documentation; and (k) that, at the time of issuance of any Offered Shares, the Board Consent will remain in full force and effect, a sufficient number of authorized but unissued and unreserved shares of Common Stock will be available for issuance, and the Company will not have amended its Articles or Bylaws or taken any other corporate action affecting the Offered Shares in a manner inconsistent with the foregoing.

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Opinion

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the 450,000,000 Offered Shares covered by the Form 1-A/A, when issued and sold by the Company in accordance with the Form 1-A/A, the Offering Circular and the applicable subscription documentation, and upon receipt by the Company of the consideration required thereunder, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Qualifications and Limitations

The opinion expressed above is subject to the following qualifications and limitations:

(a)	The opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, receivership and other similar laws relating to or affecting the rights and remedies of creditors generally.

(b)	The opinion is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding may be brought, regardless of whether considered in a proceeding in equity or at law, including limitations on the availability of specific performance, injunctive relief and other equitable remedies.

(c)	The opinion is subject to limitations arising under applicable federal and state securities laws and regulations and public policy.

(d)	We express no opinion as to: (i) the accuracy, completeness or fairness of the Form 1-A/A, the Offering Circular or any other offering materials; (ii) the Company’s financial statements or accounting matters; (iii) the financial condition of the Company; (iv) whether the Form 1-A/A will be qualified by the Commission; (v) the Company’s overall compliance with Regulation A; (vi) the availability of any exemption from registration under the Securities Act or any other securities law for any prior or unrelated transaction in securities of the Company; (vii) any tax matters; (viii) the securities or “Blue Sky” laws of any state or other jurisdiction; or (ix) the enforceability of any subscription agreement or other contract, except to the limited extent necessary to render the opinion expressed above.

(e)	The opinion is limited to the corporate laws of the State of Nevada, including Chapter 78 of the Nevada Revised Statutes, and, solely to the extent necessary to state the qualifications set forth herein, the federal securities laws of the United States. We express no opinion as to the laws of any other jurisdiction.

(f)	The opinion is limited to the 450,000,000 Offered Shares covered by the current Form 1-A/A and does not extend to any additional shares of capital stock or other securities that may be issued by the Company in the future.

(g)	The opinion is limited to the matters expressly stated herein, and no opinion may be implied or inferred beyond the matters expressly stated. The opinion is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or changes in law that may hereafter come to our attention or occur.

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Consent

We hereby consent to the filing of this opinion as an exhibit to the Company’s Form 1-A/A and to the reference to Business Legal Advisors, LLC under the caption “Legal Matters” in the Offering Circular. This consent is expressly limited to such filing and reference and shall not constitute consent to any other use of this opinion or of our name. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

BUSINESS LEGAL ADVISORS, LLC

/s/ Brian Higley

By: Brian Higley

Its: President

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